Exhibit 10.9
ADMINISTRATIVE SERVICES AGREEMENT
     THIS ADMINISTRATIVE SERVICES AGREEMENT is made as of the 3rd day of March, 2006 by and between EACO CORPORATION (“EACO”) and BISCO INDUSTRIES, INC. (“BISCO”).
Recitals
     1. EACO is a public company registered under the Securities Exchange Act of 1934 (“Exchange Act”). Until July 1, 2005, it was engaged in the management of a number of restaurants in Florida. On June 30, 2005, it disposed of those restaurants and it now has no active operations.
     2. BISCO is a private company. It is an international distributor of electronic parts. It has over 30 offices in the United States.
     3. EACO has a significant need for administrative services in order to continue to operate as a public company and comply with its obligations under the Exchange Act but it cannot economically perform those services with its own full time employees as it has in the past.
     4. BISCO has the personnel and capability to perform administrative services at a reasonable cost to EACO.
     5. EACO has requested that BISCO provide administrative services to it and BISCO has agreed to do so on the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
Agreement
     1. Services Provided. BISCO agrees to provide to EACO administrative services including, but not limited to, the following: bookkeeping, financial statement reporting, cash and bank maintenance, shareholder relations, insurance matters, property management, tax matters, and regulatory compliance, including compliance with the Exchange Act.
     2. Rates. Services will be charged at an hourly rate of between $25 and $75 per hour depending on the level of expertise of the persons providing the services and the difficulty of providing the services. BISCO will inform EACO on a regular basis of the hourly rates it will charge for different services.
     3. Payment. Each month, BISCO will invoice EACO for the services rendered in the prior month. The invoices will include a description of the services rendered and the hours expended. EACO will pay the invoice within 20 days of receipt. If EACO objects to any portion of any invoice, it will promptly pay the undisputed portion pending resolution of the dispute.

     4. Standards. BISCO will utilize the same level of care, attention and skill in performing its services hereunder as it utilizes in providing comparable services to itself. EACO acknowledges that BISCO is not in the business of performing administrative services for third parties and that it has entered into this Agreement as an accommodation to EACO.
     5. Term. The term of this Agreement will commence on the date hereof and shall extend for one year. It shall automatically renew for additional one year terms unless one party gives notice of intent to terminate at least 30 days prior to the end of any term. This Agreement may be terminated by either party without cause upon giving at least 60 days notice to the other.
     6. Notices. Any notice or communication required or permitted to be given hereunder shall be deemed to have been sufficiently given if delivered personally to the party or is sent by a nationally recognized overnight courier. Each notice shall be deemed to have been given on the date on which the same was received.
     7. Miscellaneous.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California.
          (b) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.
          (c) This Agreement may be amended only by an instrument in writing signed by both parties.
          (d) This Agreement may not be assigned without the consent of the other party.
          (e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

EACO CORPORATION
By:	/s/ Glen Ceiley

BISCO INDUSTRIES, INC.
By:	/s/ Glen Ceiley

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